AMENDMENT NO. 1
TO THE
STOCK PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”), dated as of July 9, 2007, to the Stock Purchase Agreement, dated as of October 17, 2006 (the “Agreement”), is among Lear Corporation, a Delaware corporation (the “Company”), and those other parties named on the signature page hereto (collectively, the “Buyers” or individually, a “Buyer”).

RECITALS

WHEREAS, Section 8(e) of the Agreement permits the parties to amend the Agreement by an instrument in writing signed on behalf of the Company and the Buyers; and

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions; References.  Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereunder,” “hereby,” and “this Agreement” shall, from and after the date of this Amendment, refer to the Agreement, as amended by this Amendment. Each reference herein to “the date of this Amendment” shall refer to the date set forth above and each reference to the “date of this Agreement” or similar references shall refer to October 17, 2006.

ARTICLE 2
AMENDMENT TO AGREEMENT

Section 2.01.  Amendment to Section 6(a) of the Agreement.  Effective as of the date hereof, Section 6(a)(ii) of the Agreement is amended by deleting “24%” and replacing such amount with “24.5%”. Effective as of immediately prior to the Section 5.4 Issuance (as defined in the Merger Agreement dated as of February 9, 2007 by and among AREP Car Holdings Corp. (“Parent”), AREP Car Acquisition Corp. and the Company, as amended), Section 6(a)(ii) of the Agreement is amended by deleting “24.5%” and replacing such amount with “27%”. The Company and the Buyers acknowledge and agree that for purposes of Section 6(a)(ii), “Buyers” shall be deemed to include Parent and its affiliates and associates.

Section 2.02.  Additional Representations and Warranties of the Company.  The Company hereby represents and warrants to the Buyers as follows:

(a) Authority Relative to Amendment.  The Company has all necessary corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder. The execution and delivery of this Amendment by the Company have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Amendment. This Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyers, this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles).

B-1

(b) Section 203.  The Company has taken all necessary corporate action to make the Section 5.4 Issuance and any other subsequent purchases by the Buyers that do not exceed the limitations set for in Section 6(a)(ii) of the Agreement, as amended by this Amendment, including any necessary corporate action to cause the Buyers not to be deemed an interested stockholder for purposes of Section 203 of the Delaware General Corporation Law (“Section 203”) by reason of such purchase or purchases. A copy of the Board’s 203 resolution is attached as Exhibit A hereto and indicates that the approval is limited as set forth thereon.

Section 2.03  Additional Representations and Warranties of the Buyers.  The Buyers each hereby jointly and severally represent and warrant to the Company as follows:

(a) Authority Relative to Amendment.  The Buyers have all necessary power and authority to execute and deliver this Amendment, and to perform their respective obligations hereunder. The execution and delivery of this Amendment by each Buyer have been duly and validly authorized by all necessary action on the part of each Buyer, and no further consent or action is required by any Buyer, its governing body, partners or members. This Amendment has been duly and validly executed and delivered by each Buyer and, assuming the due authorization, execution and delivery by the Company, this Amendment constitutes a legal, valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

ARTICLE 3
MISCELLANEOUS

Section 3.01.  No Further Amendment.  Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all of the terms and conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

Section 3.02.  Effect of Amendment.  This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to “this Agreement”, “hereof”, “herein”, “hereunder” and words or expressions of similar import shall be deemed a reference to the Agreement as amended hereby.

Section 3.03.  Governing Law.  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State without giving effect to its conflicts of laws principles thereof.

Section 3.04.  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Remainder of This Page Intentionally Left Blank]

B-2

IN WITNESS WHEREOF, the Company and the Buyers have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEAR CORPORATION

By:	/s/ Daniel A. Ninivaggi
Name: Daniel A. Ninivaggi

Title:	Executive Vice President, General Counsel and Chief Administrative Officer

BUYERS:

ICAHN PARTNERS LP

By:	/s/ Edward Mattner
Name: Edward Mattner

Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Edward Mattner
Name: Edward Mattner

Title:	Authorized Signatory

KOALA HOLDINGS LLC

By:	/s/ Edward Mattner
Name: Edward Mattner

Title:	Authorized Signatory

Signature Page to
Amendment No. 1
to the Stock Purchase Agreement

B-3